EXHIBIT 20.2


                      FIRST UNION MASTER CREDIT CARD TRUST
                                  SERIES 1996-1

                             Key Performance Factors

                                October 31, 2000




       Expected B Maturity                                                               03/15/2001

       Excess Protection Level

                October, 2000                                                                10.43%

       Cash Yield                                                                            19.85%

       Investor Charge Offs                                                                   1.47%

       Base Rate                                                                              7.95%

       Over 35 Day Delinquency                                                                3.07%

       Total Principal Balance                                                       $1,878,341,271

       Investor Participation Amount                                                   $600,362,202